Exhibit 99.1
TaskUs Announces Fiscal Fourth Quarter and Full Year 2023 Results
NEW BRAUNFELS, Texas, February 28, 2024 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the fourth quarter and full year ended December 31, 2023.
•Fourth quarter total revenue of $234.3 million, representing a year-over-year decrease of 3.3%.
•GAAP net income of $16.3 million, GAAP net income margin of 6.9%.
•Non-GAAP Adjusted Net Income of $32.2 million, non-GAAP Adjusted Net Income margin of 13.8%.
•GAAP diluted earnings per share of $0.18, non-GAAP Adjusted EPS of $0.35.
•Adjusted EBITDA of $59.0 million, Adjusted EBITDA margin of 25.2%.
•Net cash provided by operating activities of $39.8 million, Free Cash Flow of $31.7 million and 53.7% conversion of Adjusted EBITDA.
“Despite a challenging macroeconomic backdrop, we finished 2023 strong, delivering both revenue and Adjusted EBITDA that were well ahead of our guidance. We further diversified our client base and expanded our business in new areas like healthcare and banking and financial services while maintaining our leadership serving fast-growing technology companies,“ said Co-Founder and CEO, Bryce Maddock. “We also accelerated our investments in sales, marketing, and technology, including embedding Generative AI applications like AssistAI into our core client offerings. As we look to 2024, we are encouraged by the opportunities we won in Q1. Our number one goal is to return to consistent year-over-year revenue growth, and we expect to achieve this in the back half of 2024.”
Fourth Quarter and Full Year 2023 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended December 31,			Year ended December 31,
	2023	2022	% Change	2023	2022	% Change
Service revenue	$234,264	$242,220	(3.3)%	$924,365	$960,489	(3.8)%
GAAP net income	$16,277	$15,742	3.4%	$45,690	$40,422	13.0%
GAAP net income margin	6.9%	6.5%		4.9%	4.2%
Non-GAAP Adjusted Net Income	$32,248	$33,303	(3.2)%	$126,542	$142,815	(11.4)%
Non-GAAP Adjusted Net Income margin	13.8%	13.7%		13.7%	14.9%
GAAP diluted EPS	$0.18	$0.16	12.5%	$0.48	$0.39	23.1%
Non-GAAP Adjusted EPS	$0.35	$0.33	6.1%	$1.32	$1.39	(5.0)%
Adjusted EBITDA	$59,016	$57,943	1.9%	$220,797	$223,204	(1.1)%
Adjusted EBITDA margin	25.2%	23.9%		23.9%	23.2%
Net cash provided by operating activities	$39,775	$32,631	21.9%	$143,670	$147,095	(2.3)%
Free Cash Flow	$31,684	$24,883	27.3%	$112,675	$103,337	9.0%
Conversion of Adjusted EBITDA	53.7%	42.9%		51.0%	46.3%
Free Cash Flow (excluding payment for earn-out consideration)	$31,684	$24,883	27.3%	$131,016	$103,337	26.8%
Conversion of Adjusted EBITDA (excluding payment for earn-out consideration)	53.7%	42.9%		59.3%	46.3%
•Continued client expansion, ending full year 2023 with nearly 200 clients, which included 97 with revenue of at least $1 million.
•Added 47 new clients in 2023, the most since 2018.
•Ended the year with 48,200 teammates.
•Net Debt to Adjusted EBITDA leverage ratio was 0.6 times as of December 31, 2023.
•Repurchased 2.0 million shares in the fourth quarter and 10.1 million for the full year ending December 31, 2023.
•Announced AssistAI, our knowledge assist technology built on the TaskGPT platform.

•Named a Leader in Everest Group's Financial Crime and Compliance (FCC) Operations Services PEAK Matrix® report for 2024.
“In 2023 our disciplined cost efficiency program delivered strong adjusted EBITDA margins of 23.9% and Free Cash Flow, excluding earn out payments, of $131 million. Given the strength of our balance sheet, we are increasing our investments in sales and marketing to drive growth and have ample capacity to take action on any investment opportunities that meet our criteria,” said Chief Financial Officer, Balaji Sekar.
First Quarter and Full Year 2024 Outlook
For the first quarter and full year 2024 TaskUs expects its financial results to include:

2024 Outlook
	First Quarter	Full Year
Revenue (in millions)	$222.5 to $224.5	$900 to $950
Revenue growth (YoY) at midpoint	(5.0)%	0.1%
Adjusted EBITDA Margin[1]	~22%	22% to 23%
Free Cash Flow (in millions)[2]	N/A	$120 to $130
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. At the mid-point of our guidance, net cash provided by operating activities for the full year 2024 is expected to be approximately $157 million and purchase of property and equipment is expected to be approximately $32 million.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s fourth quarter and full year 2023 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET. Analysts and investors who wish to participate in the call can register by visiting https://register.vevent.com/register/BIfd551ae0cd5a4093919a893579a3b808. To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available on the same website for 12 months following the call. At the time of the conference call and webcast, the Company will post a slide presentation and other materials available on its website.
About TaskUs
TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fastest-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, Technology, FinTech and HealthTech. As of December 31, 2023, TaskUs had a worldwide headcount of approximately 48,200 people across 28 locations in 12 countries, including the United States, the Philippines and India.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “First Quarter and Full Year 2024 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; utilization of artificial intelligence by our clients or our failure to incorporate artificial intelligence into our operations; our inability to anticipate clients’ needs by adapting to market and technology trends; unauthorized or improper disclosure of personal or other sensitive information, or securities breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; and the dual class structure of our common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2023, as such factors may be updated from time to time in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is expected to be filed no later than March 15, 2024, which are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. TaskUs undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow (excluding payment for earn-out consideration), Conversion of Adjusted EBITDA, and Conversion of Adjusted EBITDA (excluding payment for earn-out consideration). Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes these measures help investors compare TaskUs’ operating performance with its results in prior periods. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.
Investor Contact
Trent Thrash
IR@TaskUs.com
Media Contact
Heidi Lemmetyinen
mediainquiries@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Service revenue	$234,264	$242,220	$924,365	$960,489
Operating expenses:
Cost of services	137,290	139,397	538,745	558,761
Selling, general, and administrative expense	48,940	64,489	228,523	260,003
Depreciation	10,889	9,929	40,391	37,915
Amortization of intangible assets	5,070	5,117	20,346	19,882
Loss on disposal of assets	550	49	1,322	31
Total operating expenses	202,739	218,981	829,327	876,592
Operating income	31,525	23,239	95,038	83,897
Other expense (income), net	(1,745)	(8,599)	(1,711)	7,443
Financing expenses	5,576	4,256	21,717	11,921
Income before income taxes	27,694	27,582	75,032	64,533
Provision for income taxes	11,417	11,840	29,342	24,111
Net income	$16,277	$15,742	$45,690	$40,422
Net income per common share:
Basic	$0.18	$0.16	$0.49	$0.41
Diluted	$0.18	$0.16	$0.48	$0.39
Weighted-average number of common shares outstanding:
Basic	89,189,646	97,697,881	93,938,931	97,815,679
Diluted	91,504,594	101,193,087	96,173,071	102,603,179

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$125,776	$133,992
Accounts receivable, net of allowance for credit losses of $1,978 and $3,422, respectively	176,812	178,678
Income tax receivable	2,021	2,879
Prepaid expenses and other current assets	23,909	25,876
Total current assets	328,518	341,425
Noncurrent assets:
Property and equipment, net	68,893	75,053
Operating lease right-of-use assets	44,326	41,510
Deferred tax assets	4,857	6,165
Intangibles	192,958	212,993
Goodwill	218,108	217,382
Other noncurrent assets	6,542	7,487
Total noncurrent assets	535,684	560,590
Total assets	$864,202	$902,015
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$26,054	$37,062
Accrued payroll and employee-related liabilities	40,291	48,663
Current portion of debt	8,059	3,334
Current portion of operating lease liabilities	15,872	11,614
Current portion of income tax payable	7,451	5,730
Deferred revenue	4,077	3,481
Total current liabilities	101,804	109,884
Noncurrent liabilities:
Income tax payable	4,621	2,293
Long-term debt	256,166	264,225
Operating lease liabilities	31,475	32,380
Accrued payroll and employee-related liabilities	3,978	2,818
Deferred tax liabilities	25,214	34,514
Other noncurrent liabilities	233	288
Total noncurrent liabilities	321,687	336,518
Total liabilities	423,491	446,402
Total shareholders’ equity	440,711	455,613
Total liabilities and shareholders’ equity	$864,202	$902,015

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$45,690	$40,422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	40,391	37,915
Amortization of intangibles	20,346	19,882
Amortization of debt financing fees	596	569
Loss on disposal of assets	1,322	31
Provision for credit losses	103	1,746
Unrealized foreign exchange losses (gains) on forward contracts	2,485	(4,589)
Deferred taxes	(7,959)	(11,755)
Stock-based compensation expense	52,759	68,979
Changes in operating assets and liabilities:
Accounts receivable	1,861	(15,052)
Prepaid expenses and other current assets	(2,015)	(7,131)
Operating lease right-of-use assets	14,314	12,726
Other noncurrent assets	(132)	(1,240)
Accounts payable and accrued liabilities	(9,825)	1,822
Accrued payroll and employee-related liabilities	(7,877)	13,589
Operating lease liabilities	(13,823)	(12,391)
Income tax payable	4,910	3,826
Deferred revenue	592	(623)
Other noncurrent liabilities	(68)	(1,631)
Net cash provided by operating activities	143,670	147,095
Cash flows from investing activities:
Purchase of property and equipment	(30,995)	(43,758)
Acquisition, net of cash acquired	—	(23,235)
Investment in loan receivable	(1,000)	(1,000)
Net cash used in investing activities	(31,995)	(67,993)
Cash flows from financing activities:
Proceeds from borrowing, Revolving credit facility	—	32,500
Proceeds from long-term debt	—	270,000
Payments for deferred business acquisition consideration	(1,875)	—
Payments on long-term debt	(3,713)	(273,080)
Payments for debt financing fees	—	(1,821)
Proceeds from employee stock plans	631	3,478
Payments for taxes related to net share settlement	(2,169)	(4,145)
Payments for stock repurchases	(111,959)	(30,967)
Net cash used in financing activities	(119,085)	(4,035)
Increase (decrease) in cash and cash equivalents	(7,410)	75,067
Effect of exchange rate changes on cash	(806)	(4,659)
Cash and cash equivalents at beginning of period	133,992	63,584
Cash and cash equivalents at end of period	$125,776	$133,992

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income	$16,277	$15,742	$45,690	$40,422
Provision for income taxes	11,417	11,840	29,342	24,111
Financing expenses	5,576	4,256	21,717	11,921
Depreciation	10,889	9,929	40,391	37,915
Amortization of intangible assets	5,070	5,117	20,346	19,882
EBITDA	$49,229	$46,884	$157,486	$134,251
Transaction costs(1)	—	365	245	953
Earn-out consideration(2)	—	4,753	7,863	9,729
Foreign currency losses (gains)(3)	(885)	(8,400)	431	7,967
Loss on disposal of assets	550	49	1,322	31
Severance costs(4)	224	—	1,852	821
Stock-based compensation expense(5)	10,454	14,292	53,179	69,452
Interest income(6)	(556)	—	(1,581)	—
Adjusted EBITDA	$59,016	$57,943	$220,797	$223,204
Net Income (Loss) Margin(7)	6.9%	6.5%	4.9%	4.2%
Adjusted EBITDA Margin(7)	25.2%	23.9%	23.9%	23.2%

(1)	Represents professional service fees related to the acquisition of heloo in 2022 and other non-recurring transactions.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5)	Represents stock-based compensation expense, as well as associated payroll tax.
(6)	Represents interest income earned on short-term savings and time-deposit funds beginning in 2023.
(7)	Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income	$16,277	$15,742	$45,690	$40,422
Amortization of intangible assets	5,070	5,117	20,346	19,882
Transaction costs(1)	—	365	245	953
Earn-out consideration(2)	—	4,753	7,863	9,729
Foreign currency losses (gains)(3)	(885)	(8,400)	431	7,967
Loss on disposal of assets	550	49	1,322	31
Severance costs(4)	224	—	1,852	821
Stock-based compensation expense(5)	10,454	14,292	53,179	69,452
Tax impacts of adjustments(6)	558	1,385	(4,386)	(6,442)
Adjusted Net Income	$32,248	$33,303	$126,542	$142,815
Net Income (Loss) Margin(7)	6.9%	6.5%	4.9%	4.2%
Adjusted Net Income Margin(7)	13.8%	13.7%	13.7%	14.9%

(1)	Represents professional service fees primarily related to the acquisition of heloo in 2022 and other non-recurring transactions.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5)	Represents stock-based compensation expense, as well as associated payroll tax.
(6)	Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense and earn-out consideration.
(7)	Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
GAAP diluted EPS	$0.18	$0.16	$0.48	$0.39
Per share adjustments to net income(1)	0.17	0.17	0.84	1.00
Adjusted EPS	$0.35	$0.33	$1.32	$1.39

Weighted-average common shares outstanding – diluted	91,504,594	101,193,087	96,173,071	102,603,179

(1)
Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$39,775	$32,631	$143,670	$147,095
Purchase of property and equipment	(8,091)	(7,748)	(30,995)	(43,758)
Free Cash Flow	$31,684	$24,883	$112,675	$103,337
Payment for earn-out consideration	—	—	18,341	—
Free Cash Flow (excluding payment for earn-out consideration)	$31,684	$24,883	$131,016	$103,337
Conversion of Adjusted EBITDA(1)	53.7%	42.9%	51.0%	46.3%
Conversion of Adjusted EBITDA (excluding payment for earn-out consideration)(1)	53.7%	42.9%	59.3%	46.3%

(1)
Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA (excluding payment for earn-out consideration) represents Free Cash Flow (excluding payment for earn-out consideration) divided by Adjusted EBITDA.

Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs, stock-based compensation expense and associated employer payroll tax and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.
Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Free Cash Flow (excluding payment for earn-out consideration) is a non-GAAP liquidity measure that represents Free Cash Flow before the payment of earn-out consideration which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of this supplementary adjustment to Free Cash Flow is appropriate to provide additional information to investors about this unusual item that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA (excluding payment for earn-out consideration) represents Free Cash Flow (excluding payment for earn-out consideration) divided by Adjusted EBITDA.